                                                                  EXHIBIT 4.2

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               SUBJECT TO COMPLETION, DATED _____________, 1998

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED  ___________, 1998

$__________

FIRST SECURITY AUTO GRANTOR TRUST 19__-__
$___________  __% ASSET BACKED CERTIFICATES, CLASS A
$___________  __% ASSET BACKED CERTIFICATES, CLASS B

FIRST SECURITY BANK-Registered Trademark-, N.A.
SELLER AND SERVICER

CONSIDER CAREFULLY THE RISK FACTOR ON PAGE __ IN THIS PROSPECTUS SUPPLEMENT AND THE RISK FACTORS BEGINNING ON PAGE __ IN THE PROSPECTUS.

The Certificates represent the beneficial interest in the related Trust only. The Certificates issued by any Trust do not represent obligations of or interests in, and are not guaranteed by, First Security Bank-Registered Trademark-, N.A. or any of its affiliates.

This Prospectus Supplement may be used to offer and sell the Certificates only if accompanied by the Prospectus.

THE CERTIFICATES

The Trust will issue the following Certificates:

                                 Class A Certificates      Class B Certificates
                                 --------------------      --------------------
       Principal Amount
       Price to Public(1)
       Underwriting Discount(2)
       Proceeds to Seller(3)

(1) Plus accrued interest, if any, from __________. Total price to public (excluding such interest) = $_________.
(2)  Total underwriting discount = $_________.
(3)  Total proceeds to the Seller = $_______.

Principal and interest on the Certificates will be payable on each monthly Distribution Date. Interest will begin accruing on _____________, 19__. The first Distribution Date will be _________________.

CREDIT ENHANCEMENT

     - The Class B Certificates are subordinated to the Class A Certificates as described in the related Prospectus.

     -    Reserve Account, with an initial balance of $___________.

     - Yield Supplement Agreement and the related Yield Supplement Account provide funds to supplement interest collections on certain Receivables. The initial balance in the Yield Supplement Account will be $___________.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      Underwriters of the Class A Certificates
                      Underwriters of the Class B Certificates
                                       [DATE]

                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the Certificates in two separate documents that progressively provide more detail:

     (a)  the accompanying Prospectus, which provides general information.

     (b) this Prospectus Supplement, which describes the specific terms of your Certificates and the specific meanings certain terms will have.

If the terms of the Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

You should rely only on the information provided in this Prospectus Supplement and the accompanying Prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Certificates in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus Supplement or the accompanying Prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this Prospectus Supplement and in the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

Capitalized terms used in this Prospectus Supplement but not otherwise defined shall have the meanings given such terms in the Prospectus. You can find a listing of the pages where capitalized terms are defined under the caption "Index of Terms for Prospectus" beginning on page 59 in the accompanying Prospectus.

                                  TABLE OF CONTENTS

                                                                               Page
                                                                               ----
THE CERTIFICATES............................................................   S-1

RISK FACTOR.................................................................   S-1
   Lack of Geographic Diversification.......................................   S-2

DELINQUENCY AND LOSS EXPERIENCE OF SELLER...................................   S-3
   Delinquency Experience...................................................   S-3
   Credit Loss/Repossession Experience......................................   S-3

THE RECEIVABLES POOL........................................................   S-4
   The Receivables..........................................................   S-4
   Certain Characteristics..................................................   S-4
   Composition of the Receivables...........................................   S-4
   Distribution by Contract Rate of the Receivables.........................   S-4
   Geographic Distribution of the Receivables...............................   S-4
   Payments on the Receivables..............................................   S-5
   Weighted Average Life of the Certificates................................   S-5

THE TRUSTEE.................................................................   S-8

ERISA CONSIDERATIONS........................................................   S-8

UNDERWRITING................................................................   S-9

                                THE CERTIFICATES

The First Security Auto Grantor Trust 19__-__ will issue the following Certificates. This series of Certificates consists of two classes, entitled ____% Asset Backed Certificates, Class A and ___% Asset Backed Certificates, Class B. The initial Collection Period will be the period from but not including the Cutoff Date to and including ____, 19__.

     GENERAL
     Original Pool Balance..................................  $_____________________
     Cutoff Date............................................   _______________, 19__
     Closing Date...........................................   _______________, 19__
     Collateral Agent.......................................   Bankers Trust Company
     Required Class A Rating................................                     AAA
     Required Class B Rating................................        Investment Grade
     CERTIFICATE TERMS
     Class A Percentage.....................................                  _____%
     Class B Percentage.....................................                  _____%
     Original Class A Certificate Balance...................         $______________
     Original Class B Certificate Balance...................         $______________
     Class A Pass-Through Rate..............................                    ___%
     Class B Pass-Through Rate..............................                    ___%
     Interest Accrual Date..................................   _______________, 19__
     Initial Distribution Date..............................   _______________, 19__
     Final Scheduled Distribution Date......................   _______________, 20__
     RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
     Reserve Account Initial Deposit........................         $______________
     Basic Reserve Account Percentage.......................                   ____%
     Reserve Account Floor Amount...........................         $______________
     Reserve Account Increase Percentage....................                   ____%
     Reserve Account Trigger Starting Date..................   _______________, 19__
     Default Trigger........................................                   ____%
     Delinquency Trigger....................................                   ____%
     Yield Supplement Initial Deposit.......................         $______________


                                     RISK FACTOR

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD CONSIDER THE FOLLOWING RISK FACTOR AND THE RISK FACTORS SET FORTH IN THE PROSPECTUS IN DECIDING WHETHER TO PURCHASE THE CERTIFICATES.

LACK OF GEOGRAPHIC DIVERSIFICATION      Economic conditions in states where
                                        Obligors reside may affect the
                                        delinquency, loan loss and repossession
                                        experience of the Trust with respect to
                                        the Receivables. As of the Cutoff Date, the mailing addresses of Obligors with respect to ___% and ___% of the Original
                                        Pool Balance were located in Utah and
                                        Idaho, respectively.  Adverse economic
                                        conditions in Utah and/or Idaho, or that area of the country generally, may have a disproportionate impact on the performance of the Receivables.
                                        Economic factors such as unemployment,
                                        interest rates, the rate of inflation
                                        and consumer perceptions may affect the
                                        rate of prepayment and defaults on the
                                        Receivables and could reduce or delay
                                        payments to you.  See "The Receivables
                                        Pool--Certain Geographic Distribution of the Receivables."

                      DELINQUENCY AND LOSS EXPERIENCE OF SELLER

The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of Motor Vehicle Loans (including Motor Vehicle Loans that it previously sold but continues to service). The tables include both Mother Vehicle Loans originated directly by the Bank and through Dealers in a relative proportion substantially similar to the Motor Vehicle Loans to be transferred to the Trust. Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as increased competition for Obligors, rising consumer debt burden per household and increases in personal bankruptcies.

No assurance can be made, that the delinquency and loss experience for the Motor Vehicle Loans as a whole or those transferred to the Trust will be similar to the historical experience set forth below.

DELINQUENCY EXPERIENCE


                                                 As of June 30,
                                     -------------------------------------
                                            1998                1997
                                     -----------------   -----------------
                                     Number              Number
                                     of Loans   Amount   of Loans   Amount
                                     --------   ------   --------   ------
                                            (DOLLARS IN THOUSANDS)
Portfolio at Period End
Delinquency(1)
     30-59 Days...................
     60-89 Days...................
     90 Days or More..............
Total Delinquencies...............
Total Delinquencies as
     Percentage of the Portfolio..

                                                                     As of December 31,
                                    ----------------------------------------------------------------------------------------
                                           1997             1996              1995                1994            1993
                                    ----------------  ----------------  ---------------   ----------------  ----------------
                                    Number            Number            Number            Number            Number
                                    of Loans  Amount  of Loans  Amount  of Loans  Amount  of Loans  Amount  of Loans  Amount
                                    --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
                                                                 (DOLLARS IN THOUSANDS)
Portfolio at Period End
Delinquency(1)
     30-59 Days...................
     60-89 Days...................
     90 Days or More..............
Total Delinquencies...............
Total Delinquencies as
     Percentage of the Portfolio..

--------------
(1) The period of delinquency is based on the number of days payments are contractually past due for all Motor Vehicle Loans under than Motor Vehicle Loans previously charged off.

CREDIT LOSS/REPOSSESSION EXPERIENCE


                                                                   Six Months Ended
                                                                        June 30,                  Year Ended December 31,
                                                                   ----------------       ----------------------------------------
                                                                   1998        1997       1997     1996     1995     1994     1993
                                                                   ----        ----       ----     ----     ----     ----     ----
                                                                                             (DOLLARS IN THOUSANDS)
Portfolio Balance at Period End..................................
Average Portfolio Balance During Period..........................
Average Number of Loans Outstanding During the Period............
Number of Repossessions During the Period........................
Number of Repossessions as percentage of Average Number of
      Loans Outstanding..........................................
Gross Charge-offs(1).............................................
Recoveries on Loans Previously Charged Off(2)....................
Net Charge-offs(3)...............................................
Net Charge-offs as a Percentage of Portfolio Balance at Period
      End........................................................
Net Charge-offs as a Percentage of Average Balance During
     Period......................................................

-----------
(1)  Gross Charge-offs are generally stated net of liquidation proceeds.
(2) Recoveries on Loans Previously Charged Off generally include amounts received with respect to loans previously charged off, other than liquidation proceeds, net of collection expenses. A portion of recoveries has resulted from certain collection and recovery efforts used by the Bank with respect to defaulted receivables acquired by the Bank from other institutions as a result of mergers. Such defaulted receivables are not being transferred to the Trust and such reported recoveries may not be indicative of future results.
(3) Net Charge-offs equal Gross Charge-offs minus Recoveries on Loans Previously Charged Off.

                                 THE RECEIVABLES POOL

THE RECEIVABLES

Approximately ___% of the Original Pool Balance of Motor Vehicle Loans were originated by the Seller through Dealers in the ordinary course of the Seller's business and in accordance with Seller's underwriting standards; the remainder of the Motor Vehicle Loans were made directly by the Seller to the Obligors in accordance with the Seller's underwriting standards. The Seller will warrant in the Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile or light truck; (ii) each Receivable has a contractual interest rate ("CONTRACT RATE") of at least ___% and not more than ___%;
(iii) each Receivable had a remaining maturity, as of the Cutoff Date, of not less than ___ months and not more than ___ months; (iv) each Receivable had a remaining principal balance of not less than $_______ and not more than $________ as of the Cutoff Date; (v) no Receivable was more than ___ days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable is a Simple Interest Receivable;
(viii) the Dealer of the Financed Vehicle, if any, has no participation in, or other right to receive, any proceeds of the Receivable and (ix) each Receivable was originated on or after __________. No procedures adverse to Certificateholders were used by the Seller in selecting the Receivables to be transferred to the Trust on the Closing Date. All terms of the retail motor vehicle installment sale contracts and installment loans constituting the Receivables which are material to the Certificateholders are described in the Prospectus.

CERTAIN CHARACTERISTICS

As of the Cutoff Date, approximately ___% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles and approximately ___% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles.

The composition, distribution by Contract Rate and distribution by remaining term of the Receivables as of the Cutoff Date are set forth in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.

COMPOSITION OF THE RECEIVABLES


Weighted Average                     Number of
Contract Rate of   Original Pool   Receivables in    Average Principal     Weighted Average     Weighted Average
  Receivables         Balances         Pool               Balance            Original Term       Remaining Term
-----------------  -------------   --------------   ------------------    -----------------     -----------------

___________%       $____________   _____________     $____________         ________ mos.        ________ mos.

DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES

                                                                                         Percentage of
Contract Rate Range                                Number of      Aggregate Principal    Original Pool
                                                   Receivables         Balance               Balance
                                                   -----------    -------------------    --------------
6.00-6.99%...................................                     $                                    %
7.00-7.99%...................................                     $                                    %
8.00-8.99%...................................                     $                                    %
9.00-9.99%...................................                     $                                    %
10.00-10.99%.................................                     $                                    %
11.00-11.99%.................................                     $                                    %
12.00-12.99%.................................                     $                                    %
13.00-13.99%.................................                     $                                    %
14.00-14.99%.................................                     $                                    %
15.00 and up.................................                     $                                    %

GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

The following table sets forth the percentage of the Original:


                                                               Percentage of
                                                                 Aggregate
     State                                                   Receivables Balance
     -----                                                   -------------------
     Utah. . . . . . . . . . . . . . . . . . . . . . . . .                      %
     Idaho . . . . . . . . . . . . . . . . . . . . . . . .                      %
     Oregon. . . . . . . . . . . . . . . . . . . . . . . .                      %
     Nevada. . . . . . . . . . . . . . . . . . . . . . . .                      %
     Washington. . . . . . . . . . . . . . . . . . . . . .                      %
     Montana . . . . . . . . . . . . . . . . . . . . . . .                      %
     Wyoming . . . . . . . . . . . . . . . . . . . . . . .                      %

PAYMENTS ON THE RECEIVABLES

All Receivables provide for the allocation of payments according to the "Simple Interest" method (each a "SIMPLE INTEREST RECEIVABLE"). A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level months payments (except that the last such payment may be different). However, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable the amount received is applied first to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its schedule date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, thereby having the effect of a prepayment. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceedings from credit life, disability, theft or physical damage, insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. Prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.
For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of payment of principal of each class of Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables and the final distribution in respect of either class of

Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

The table captioned "Percent of Original Certificate Balance at Various ABS Percentages" (the "ABS TABLE") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Balance and (v) the Servicer does not exercise its option to purchase the Receivables. The pools have an assumed cutoff date of ___________. The ABS Table indicates the projected weighted average life of each class of Certificates and sets forth the percent of the Original Certificate Balance of each class of the Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                       Original Term    Remaining Term
                                       Aggregate                        to Maturity       to Maturity
Pool                                Principal Balance   Contract Rate   (In Months)       (In Months)
----                                -----------------   -------------  --------------   ---------------
1. . . . . . . . . . . . . . .      $
2. . . . . . . . . . . . . . .
3. . . . . . . . . . . . . . .
4. . . . . . . . . . . . . . .
5. . . . . . . . . . . . . . .
6. . . . . . . . . . . . . . .
7. . . . . . . . . . . . . . .
8. . . . . . . . . . . . . . .
9. . . . . . . . . . . . . . .
10 . . . . . . . . . . . . . .
11 . . . . . . . . . . . . . .
12 . . . . . . . . . . . . . .
                                   ------------------

                                   ------------------
                                   ------------------

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.
 For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of the Certificates.

      PERCENT OF ORIGINAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                            Class A Certificates                    Class B Certificates
                     ----------------------------------           ------------------------
Distribution Date    0.5%      1.0%      1.5%      1.8%           0.5%      1.0%      1.5%      1.8%
-----------------    ----      ----      ----      ----           ----      ----      ----      ----
Closing Date.....   100.00    100.00    100.00    100.00         100.00    100.00    100.00    100.00
__/__/__.........
__/__/__.........
__/__/__.........

                            Class A Certificates                    Class B Certificates
                     ----------------------------------           ------------------------
Distribution Date    0.5%      1.0%      1.5%      1.8%           0.5%      1.0%      1.5%      1.8%
-----------------    ----      ----      ----      ----           ----      ----      ----      ----
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
__/__/__.........
Weighted Average
 Life (years)(1).

--------------------
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment on a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related Original Certificate Balance of the Certificate.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                    THE TRUSTEE

The Trustee will be Bankers Trust Company. The Trustee's Corporate Trust Office is located at Corporate Trust and Agency Group--Structured Finance, Four Albany Street, 10th Floor, New York, New York 10006.


                                ERISA CONSIDERATIONS

The Exemption described under "ERISA Considerations" in the Prospectus refers to the exemption granted to J.P. Morgan Securities Inc. (Prohibited Transaction Exemption 90-23).

                                  UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below:


                                PRINCIPAL AMOUNT           PRINCIPAL AMOUNT
                                   OF CLASS A                 OF CLASS B
                                  CERTIFICATES               CERTIFICATES
                              -------------------      ----------------------
_________________________     $                        $
_________________________
_________________________
_________________________

          Total               $                        $

The Seller has been advised that the Underwriters propose initially to offer the Certificates to the public at the prices set forth herein and to certain dealers at such prices less a concession not in excess of ___% of the Class A Certificate denominations or ___% of the Class B Certificate denominations, and that the Underwriters may allow, and such dealers may reallow, a discount not in excess of ___% of the Class A Certificate denominations or ___% of the Class B Certificate denominations to certain other dealers. After the initial public offering, the public offering price, concessions, and discounts to dealers may be changed by the Underwriters.

The Seller has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. The Seller has also agreed to reimburse the Underwriters for certain of their expenses.

In the ordinary course of its business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the seller and its affiliates.

The Seller will retain a Class A Certificate in the principal amount of $___________. First Security Capital Markets, Inc. ("FSCM") is an affiliate of the Seller. Any obligations of FSCM are the sole obligations of FSCM and do not create any obligations on the part of any affiliate of FSCM.